Exhibit 99.1

Nauticus Robotics Reports First Quarter 2023 Results and Provides Business Update

Houston, TX – May 15, 2023 – Nauticus Robotics, Inc. (“Nauticus” or the “Company”) (NASDAQ: KITT), a developer of autonomous robots using artificial intelligence for data collection and intervention services to the ocean industries, today announced results for the first quarter ended March 31, 2023.

Highlights

●	Reported Q1 2023 revenue of $2.8 million, an increase of 26% compared to Q1 2022.

●	Announced the splashdown and initial commissioning of the first of three second-generation Aquanauts expected to be completed this year.

●	Continued to progress in both programs with the US Defense Innovation Unit (“DIU”). The Company completed the competitive first phase of DIU’s Amphibious Autonomous Response Vehicle program, progressing towards the next milestone, and advanced to the next phase of the Autonomous Explosive Ordinance Disposal Maritime Response Vehicle program.

●	Announced an additional $2.7 million contract extension with Leidos Holdings (NYSE: LDOS), further continuing development of an Aquanaut-derivative platform in preparation for customer adoption decisions expected later this year.

“We are making notable progress in both our commercial and defense related efforts. The beginning of commissioning exercises for our initial second-generation Aquanaut marks a watershed moment for Nauticus, as we prepare for offshore pilots later this year. Our customers share our enthusiasm, and they are eager to put our robots to use,” said Nicolaus Radford, CEO of Nauticus. “Additionally, our continued progress with DIU and Leidos highlights the world-class capabilities we bring to national security. We continue to be confident in our technology’s unique abilities and its substantial revenue upside potential.”

First Quarter 2023 Financial Results

Nauticus reported first quarter revenue of $2.8 million compared to $2.2 million in the prior-year period. The increase in revenue is primarily attributable to one new contract and the continuation and increased performance on existing service contracts from the prior year.

Total operating expenses during the first quarter were $8.6 million, a $3.7 million increase from the prior-year period. The increase was mainly attributable to higher cost of revenue and increased general and administrative (“G&A”) costs associated with being a public company.

For the quarter, Nauticus recorded a net loss attributable to common stockholders of $10.2 million, or $0.26 per basic and diluted share. This compares to a net loss attributable to common stockholders of $3.5 million, or $0.36 per basic and diluted share in the prior year comparable period.

Net loss attributable to common stockholders for the first quarter of 2023 includes certain items typically excluded from published estimates by the investment community. Adjusted net loss attributable to common stockholders, which excludes the impact of these items as described in the non-GAAP reconciliation table below, was $6.8 million, or $0.17 per diluted share, in the first quarter of 2023, compared to a net loss of $3.5 million, or $0.36 per diluted share, in the first quarter of 2022.

Liquidity

Nauticus ended the first quarter with $12.5 million in cash and cash equivalents. The Company had a working capital surplus of $25.5 million at the end of the first quarter.

Outlook

Following commissioning, Nauticus expects to send the initial Aquanauts and Hydronauts to the North Sea and the Gulf of Mexico in the fourth quarter of 2023 to support customer initiatives in those regions.

Conference Call and Webcast Information

Nauticus will host a conference call today, May 15, 2023 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). A question-and-answer session will follow management’s presentation.

U.S. dial-in number: 1-877-407-9039

International number: 1-201-689-8470

Conference ID: 13738545

The conference call will broadcast live and be available for replay here.

A replay of the call will be available after 8:30 p.m. Eastern time today through May 29, 2023.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Conference ID: 13738545

About Nauticus

Nauticus Robotics, Inc. is a developer of autonomous robots using artificial intelligence for data collection and intervention services for the ocean industries. Nauticus’ robotic systems and services are delivered to commercial and government-facing customers through a Robotics-as-a-Service (RaaS) business model and direct product sales for both hardware platforms and software licenses. Besides a standalone service offering and products, Nauticus’ approach to ocean robotics has also resulted in the development of a range of technology products for retrofitting/upgrading legacy systems and other third-party vehicle platforms. Nauticus provides customers with the necessary data collection, analytics, and subsea manipulation capabilities to support and maintain assets while reducing their operational footprint, operating cost, and greenhouse gas emissions to improve offshore health, safety, and environmental exposure.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Act”), and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws. Such forward-looking statements include, but are not limited to: the expected timing of product commercialization or new product releases; customer interest in Nauticus’ products; estimated 2023 operating results and use of cash; and Nauticus’ use of and needs for capital. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends,” or “continue” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Nauticus’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events. There can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Nauticus is not under any obligation and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports which Nauticus has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”) for a more complete discussion of the risks and uncertainties facing the Company and that could cause actual outcomes to be materially different from those indicated in the forward-looking statements made by the Company, in particular the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in documents filed from time to time with the SEC, including Nauticus’ Annual Report on Form 10-K filed with the SEC on March 28, 2023. Should one or more of these risks, uncertainties, or other factors materialize, or should assumptions underlying the forward-looking information or statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected. The documents filed by Nauticus with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Nauticus Robotics, Inc.

Consolidated Balance Sheets (Unaudited)

	March 31, 2023	December 31, 2022
Assets	(Unaudited)
Current Assets:
Cash and cash equivalents	$12,478,433	$17,787,159
Restricted certificate of deposit	250,375	250,375
Short-term investments	-	4,959,263
Accounts receivable, net	2,634,644	1,622,434
Inventories	11,013,569	6,666,912
Contract assets	323,931	573,895
Prepaid expenses	5,392,527	5,046,599
Other current assets	54,384	56,410
Total Current assets	32,147,863	36,963,047

Property and equipment, net	16,950,015	15,167,367
Operating lease right-of-use asset	256,389	317,208
Other assets	140,197	155,490
Total assets	$49,494,464	$52,603,112
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$2,607,473	$324,484
Accrued liabilities	3,656,268	3,142,977
Operating lease liabilities - current	347,392	410,158
Total Current Liabilities	6,611,133	3,877,619
Warrant liabilities	34,925,245	32,688,342
Operating lease liabilities - long-term	6,251	87,214
Notes payable - long-term, net of discount	16,829,983	15,922,118
Total Liabilities	58,372,612	52,575,293

Commitments and Contingencies

Stockholders’ Equity (Deficit):
Common stock, $0.0001 par value; 625,000,000 shares authorized, 47,281,275 and 47,250,771 shares issued, respectively, and 47,281,275 and 47,250,771 shares outstanding, respectively	4,728	4,725
Additional paid-in capital	69,402,246	68,128,196
Accumulated deficit	(78,285,122)	(68,105,102)
Total Stockholders’ Equity (Deficit)	(8,878,148)	27,819
Total Liabilities and Stockholders’ Equity (Deficit)	$49,494,464	$52,603,112

Nauticus Robotics, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended
	March 31,
	2023	2022
Revenue:
Service	$2,820,780	$2,235,965
Total revenue	2,820,780	2,235,965

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	2,932,267	1,899,161
Depreciation	273,099	111,319
Research and development	226,967	1,267,412
General and administrative	5,212,644	1,646,041
Total costs and expenses	8,644,977	4,923,933

Operating loss	(5,824,197)	(2,687,968)
Other (income) expense:
Other expense, net	1,152,381	4,212
Foreign currency transaction (gain) loss	(9,884)	9,848
Change in fair value of warrant liabilities	2,236,904	-
Interest expense, net	976,422	801,974
Total other (income) expense, net	4,355,823	816,034
Net loss	$(10,180,020)	$(3,504,002)
Basic and diluted earnings (loss) per share	$(0.26)	$(0.36)
Basic and diluted weighted average shares outstanding	39,765,361	9,669,217

Nauticus Robotics, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	Three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(10,180,020)	$(3,504,002)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	273,099	111,319
Accretion of debt discount	907,865	171,979
Stock-based compensation	1,214,863	200,157
Change in fair value of warrant liabilities	2,236,904	-
Noncash impact of lease accounting	60,819	32,325
Changes in operating assets and liabilities:
Accounts receivable	(1,012,210)	(211,779)
Inventories	(4,346,657)	(721,042)
Contract assets	249,964	300,616
Other assets	(328,609)	(577,901)
Accounts payable and accrued liabilities	2,234,510	436,412
Contract liabilities	-	(373,791)
Operating lease liabilities	(143,729)	(64,543)
Net cash from operating activities	(8,833,201)	(4,200,250)

Cash flows from investing activities:
Capital expenditures	(1,493,978)	(1,675,238)
Proceeds from sale of short-term investments	4,959,263	-
Net cash from investing activities	3,465,285	(1,675,238)

Cash flows from financing activities:
Proceeds from exercise of stock options	59,190	-
Net cash from financing activities	59,190	-

Net change in cash and cash equivalents	(5,308,726)	(5,875,488)

Cash and cash equivalents, beginning of period	17,787,159	20,952,867
Cash and cash equivalents, end of period	$12,478,433	$15,077,379

Nauticus Robotics, Inc.

Non-GAAP Financial Measures (Unaudited)

Reconciliation of Net Loss Attributable to Common Stockholders (GAAP) to Adjusted Net Loss Attributable to Common Stockholders (Non-GAAP)

Adjusted net loss attributable to common stockholders is a non-GAAP financial measure which excludes certain items that are included in net loss attributable to common stockholders, the most directly comparable GAAP financial measure. Items excluded are those which the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring.

Adjusted net loss attributable to common stockholders is presented because management believes it provides useful additional information to investors for analysis of the Company’s fundamental business on a recurring basis. In addition, management believes that adjusted net loss attributable to common stockholders is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies such as Nauticus.

Adjusted net loss attributable to common stockholders should not be considered in isolation or as a substitute for net loss attributable to common stockholders or any other measure of a company’s financial performance or profitability presented in accordance with GAAP. A reconciliation of the differences between net loss attributable to common stockholders and adjusted net loss attributable to common stockholders is presented below. Because adjusted net loss attributable to common stockholders excludes some, but not all, items that affect net loss attributable to common stockholders and may vary among companies, the Company’s calculation of adjusted net loss attributable to common stockholders may not be comparable to similarly titled measures of other companies.

	Three Months Ended
	March 31,
	2023	2022
Net loss attributable to stockholders (GAAP)	(10,180,020)	(3,504,002)
Sales and use tax assessment	1,189,164	-
Foreign currency (gain)/loss	(9,884)	9,848
Change in fair value of warrant liability	2,236,904	-
Adjusted Net loss attributable to stockholders (non-GAAP)	$(6,763,836)	$(3,494,154)
Basic and diluted earnings (loss) per share	$(0.17)	$(0.36)
Basic and diluted weighted average shares outstanding	39,765,361	9,669,217

Investor Relations Contact:

Ralf Esper

Gateway Group, Inc.

(949) 574-3860
KITT@GatewayIR.com

Media Contact

Zach Kadletz

Gateway Group, Inc.

(949) 574-3860
KITT@GatewayIR.com